UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 14, 2012, Omeros Corporation (“Omeros”) entered into an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”) pursuant to which Omeros may issue and sell shares of its common stock having an aggregate offering price of up to $60.0 million from time to time through MLV as Omeros’ sales agent.

Any sales of shares of common stock pursuant to the Sales Agreement will be made under Omeros’ previously filed and currently effective shelf registration statement on Form S-3 (File No. 333-169856) (the “Registration Statement”) and the related prospectus supplement dated and filed on December 14, 2012. MLV may sell common stock by any method deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, including directly on The NASDAQ Global Market or sales made to or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. Subject to the terms and conditions of the Sales Agreement, MLV will use its commercially reasonable efforts to sell the shares of Omeros’ common stock from time to time, based upon Omeros’ instructions (including any price, time or size limits or other parameters or conditions that Omeros may impose). Omeros will pay to MLV in cash a commission equal to 2.0% of the gross proceeds from the sale of any shares of common stock by MLV under the Sales Agreement. Omeros and MLV have also provided each other with customary indemnification rights.

Omeros is not obligated to make any sales of common stock under the Sales Agreement and no assurance can be given that Omeros will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement may be terminated by either party at any time upon 10 days’ notice to the other party, or by MLV at any time in certain circumstances, including the occurrence of a material adverse change in Omeros. In addition, the Sales Agreement will automatically terminate upon the sale of all common stock subject to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Alex Sutter, Deputy General Counsel and Assistant Secretary of Omeros, relating to the common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement dated December 14, 2012 between Omeros Corporation and MLV & Co. LLC

5.1	Opinion of Alex Sutter, Deputy General Counsel and Assistant Secretary of Omeros Corporation

23.1	Consent of Alex Sutter, Deputy General Counsel and Assistant Secretary of Omeros Corporation (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer, and Chairman of the Board of Directors

Date: December 14, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement dated December 14, 2012 between Omeros Corporation and MLV & Co. LLC

5.1	Opinion of Alex Sutter, Deputy General Counsel and Assistant Secretary of Omeros Corporation

23.1	Consent of Alex Sutter, Deputy General Counsel and Assistant Secretary of Omeros Corporation (included in Exhibit 5.1)